MIPSolutions, Inc.
Molecular Solutions for the Treatment of Water
1117 Desert Lane, Suite 1592
Las Vegas, NV 89102

VIA FACIMILE

January 29, 2007, 2006

Daniel D. Weiss
Sr. Contracts Administrator
The Johns Hopkins University
Applied Physics Laboratory
11100 Johns Hopkins Road
Laurel, MD 20723-6099

Re; Task Order #AD-2925L Amendment No. 4

Dear Daniel,

This letter shall serve as confirmation that MIP Solutions, Inc. hereby accepts and issues Amendment No. 4 (a four and a half month extension of time to complete the project) pursuant to The Johns Hopkins University Applied Physics Laboratory (“JMU/APL”) Task Order #AD-29251. This Task Order was issued pursuant to BOA No, 123-001.

Under this Amendment No. 4, both JHU/APL and the Company hereby agree that the stated term of this Agreement, pursuant to Section 8.2, shall be extended from 6 months to 16.5 months. The parties’ initial Task order #AD-29251 began on February 15, 2006 (or thereabouts) and as a result of this amendment, shall now end no later than June 30, 2007. All other terms and conditions of Task Order & AD-29251 shall remain in full effect and force.

Please confirm your acceptance of the above by affixing your signature below and faxing back to me.

Sincerely,

Edward A. Hunton Corporate Secretary, Director, and Treasurer MIPSolutions, Inc.

1/30/07